EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oranjtek Co. (the “Company”) on Form 10-Q for the quarterly period ended April 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karen Travis, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 15, 2015	By:	/s/ Karen Travis
Karen Travis
President, Principal Executive Officer, Secretary, Treasurer,
Principal Financial Officer, Director
(Duly Authorized, Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Oranjtek Co. and will be retained by Oranjtek Co. and furnished to the Securities and Exchange Commission or its staff upon request.